Exhibit 99.1

IMPORTANT SPECIAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1 - 4. Approval of the Agreement and Plan of Reorganization dated October 26, 2105 (the “Merger Agreement”), between River Valley Bancorp (the “Corporation”), River Valley Financial Bank, German American Bancorp, Inc. (“German American”) and German American Bancorp and the related Plan of Merger, concerning the merger of the Corporation with and into German American (the “Merger”). 1. For Against Abstain 2. Approval and ratification of Amendment to Articles of Incorporation of the Corporation deleting Article 11. For Against Abstain 3. Approval, on an advisory (non-binding) basis of the compensation of the named executive officers of the Corporation based on or related to the Merger and the agreements and understandings concerning such compensation. For Against Abstain 4. Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve the Merger Agreement and the related Plan of Merger or the Amendment. For Against Abstain ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-STATED PROXIES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box // Special Meeting Proxy Card

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD , 2016 THE PROXY STATEMENT IS AVAILABLE AT: www.edocumentview.com/rivr PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY - RIVER VALLEY BANCORP Special Meeting of Shareholders , 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints Michael Hensley, with full power of substitution, to act as attorney and proxy for the undersigned to vote all shares of common stock of River Valley Bancorp which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 430 Clifty Drive, Madison, Indiana, on _, , 2016, at 11:00 A.M., local time, and at any and all adjournments thereof, as follows: This proxy may be revoked at any time prior to the voting thereof. The undersigned acknowledges receipt from River Valley Bancorp, prior to the execution of this Proxy, of a Notice of the Meeting and a Proxy Statement/Prospectus. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Special Meeting or any adjournment thereof. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 and 4. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE INDS01 1586680v1